                              Press Contact:    Ken Herz
                                                212- 270-4621
                                                John Stefans
                                                212- 270-7438

                              Investor Contact: John Borden
                                                212- 270-7318



     NEW YORK, April 18, 1995 -- Chemical Banking Corporation today reported net income for the first quarter of $385 million, up 21 percent from net income of $319 million in the same period of 1994. On a per share basis, earnings increased 29 percent to $1.46 per common share compared with $1.13 in the first quarter of 1994.

     "It was a solid quarter and one in which we made good progress on the expense and capital initiatives we unveiled in December," said Walter V. Shipley, chairman and chief executive officer. "Operating expenses declined significantly from the fourth quarter and were essentially flat from the year-ago period. We also announced the proposed sale of our bank in central and southern New Jersey, divested an overseas equity investment and launched the second phase of our stock buyback program."

     In March, Chemical announced a definitive agreement to sell its wholly-owned subsidiary, Chemical Bank New Jersey, to PNC Bank Corp. for $504 million. The sale, which is expected to close by year-end, does not include Chemical's franchise in northeastern New Jersey, where Chemical is retaining 40 branches and commercial banking operations.

      The corporation also sold its interest in Far East Bank and Trust Company in the Philippines, resulting in an $85 million gain ($51 million after-tax). This transaction was part of a previously-announced program of selling minority interests in overseas entities that are not considered strategic.

     As of March 31, the corporation has repurchased 3.9 million shares of its common stock as part of a previously-announced plan to repurchase up to 6 million shares by year-end.

     The corporation's estimated Tier I risk-based capital ratio was 8.0 percent at March 31, compared with 8.3 percent a year ago. At March 31, the estimated total risk-based capital ratio was 12.0 percent, compared with 12.5 percent a year ago.

NET INTEREST INCOME

     Net interest income for the first quarter was $1,156 million, compared with $1,143 million last year. The increase in net interest income is attributable to an increase in average interest-earning assets, to $135.8 billion in the first quarter of 1995, compared with $129.8 billion last year. The increase included $3.5 billion in loans, primarily to consumers.

     The net yield on average interest-earning assets was 3.48 percent in the first quarter, compared with 3.59 percent in the first quarter of 1994. The decrease reflected narrower loan spreads and the impact of higher interest rates, partially offset by wider deposit spreads and an increased contribution from non interest-bearing funds.

NONINTEREST REVENUE

     Noninterest revenue for the first quarter was $870 million, compared with $931 million in the first quarter of 1994. The results reflected increases from corporate finance and syndication fees, credit cards, mortgage servicing and other revenues, which were offset by lower trading revenues.

     Trust and investment management fees were $91 million, compared with $110 million last year, partly reflecting the accounting on an equity basis, beginning in 1995, of the previously-announced shareholder services joint venture with Mellon Bank
Corporation.

     Corporate finance and syndication fees were $119 million, up from $82 million in the first quarter a year ago. Fees for other banking services were $294 million, compared with $290 million in the first quarter of 1994.

     Combined revenues from all trading activities were $56 million in the first quarter, compared with $185 million in 1994. Trading results were adversely affected by major declines in the prices of emerging markets debt instruments, combined with the drop in the dollar against most major European currencies.

     Securities losses in the first quarter were $18 million, compared with gains of $46 million in the first quarter of 1994.

     Other noninterest revenue in the first quarter was $254 million, compared with $149 million in the first quarter a year ago. The 1995 first quarter included the previously-mentioned $85 million gain from the sale of the corporation's interest in Far East Bank and Trust Company. Revenues from equity and equity-related investments were $107 million, compared with $83 million in the year-ago same period. The 1994 first quarter included $45 million in gains from the sale of LDC-related past-due interest and other bonds.

NONINTEREST EXPENSE

     On a comparable basis, noninterest expense in the first quarter was $1,246 million, compared with $1,333 million in the fourth quarter of 1994, and $1,276 million in the first quarter of 1994. The comparable amounts in the first and fourth quarters of 1994 exclude restructuring charges.

      Foreclosed property expense in the first quarter was a credit of $7 million, compared with the 1994 first quarter expense of $35 million, reflecting significant progress in managing the corporation's real estate portfolio.


PROVISION AND ALLOWANCE FOR LOSSES

     The provision for losses was $120 million in the first quarter, compared with $85 million in the fourth quarter of 1994 and $205 million in the first quarter of 1994. Recoveries in the first quarter were $30 million, compared with $82 million in the fourth quarter of 1994, and $53 million in the first quarter a year ago.

     Total net charge-offs were $145 million in the first quarter, compared with $258 million in the fourth quarter of 1994 and $236 million in the first quarter of 1994. Included in the fourth quarter net charge-offs was $148 million taken in conjunction with the transfer of certain real estate loans to the "held for sale" category in order to facilitate rapid disposition.

     At March 31, the total allowance for credit losses was $2,455 million, compared with $2,991 million on the same date a year ago.

NONPERFORMING ASSETS

     At March 31, total nonperforming assets were $1,130 million, down $9 million, from $1,139 million at December 31 and down $2,073 million, from $3,203 million on March 31 a year ago. Nonperforming assets have decreased by 83 percent from their peak level of $6,587 million in September 1992.

     Nonperforming loans at March 31 were $1,069 million, up from $929 million at December 31 but down from $2,369 million a year ago. Assets acquired as loan satisfactions were $61 million at March 31, down from $210 million at December 31 and down from $834 million on March 31 a year ago.

     During the first quarter of 1995, $122 million of in-substance foreclosed assets, which were previously classified as assets acquired as loan satisfactions, were reclassified as nonperforming loans, as a result of the adoption of a new accounting standard.

OTHER FINANCIAL DATA

     In the first quarter of 1995, the corporation adopted SFAS 106 related to the accounting for other postretirement benefits (OPEB) for overseas locations and as a result took a $17 million charge ($11 million after-tax). The treatment of the 1995 adoption of SFAS 106 as an accounting change is consistent with the corporation's adoption for domestic employees in 1993.

     The corporation's effective tax rate was 40.0 percent and 41.5 percent in the first quarter of 1995 and 1994, respectively.

     The impact of marking the "available for sale" securities to market resulted in a net unfavorable impact of approximately $472 million after-tax on the corporation's stockholders' equity at March 31, 1995, compared with a net unfavorable impact of $438 million after-tax at December 31, 1994. The market valuation does not include the favorable impact of related funding sources.

     Total assets at March 31 were $185.3 billion, compared with $166.0 billion on the same date a year ago. Total loans at March 31 were $80.4 billion, compared with $74.7 billion a year ago. At the end of the first quarter, total deposits were $95.4 billion, compared with $95.1 billion at March 31, 1994.

     The return on average total assets for the first quarter was .89 percent, compared with .79 percent in the same year-ago period. The return on average common stockholders' equity was 15.50 percent for the first quarter, compared with 12.24 percent in the first quarter of 1994.

     Book value per common share was $38.79 at March 31, versus
$36.74 per share on the same date a year ago.

                             UNAUDITED

           CHEMICAL BANKING CORPORATION and Subsidiaries
          (in millions, except per share and ratio data)

                                               Three Months Ended
                                                   March 31,
                                              --------------------
                                                 1995        1994
                                                -----       -----
EARNINGS:
- --------
Income Before Effect of Accounting Change     $   396     $   319
Effect of Change in Accounting Principle          (11)         --
                                                -------   -------
Net Income                                    $   385     $   319
                                              =======     =======
Net Income Applicable to Common Stock         $   355     $   287
                                              =======     =======

PER COMMON SHARE:
- ----------------
Income Before Effect of Accounting Change     $  1.51     $  1.13
Effect of Change in Accounting Principle        (0.05)         --
                                              -------     -------
Net Income                                    $  1.46     $  1.13
                                              =======     =======

Book Value at March 31,                       $ 38.79     $ 36.74
Market Value at March 31,                     $ 37.75     $ 36.38
Common Stock Dividends Declared               $  0.44(a)  $  0.38

COMMON SHARES:
- -------------
Average Outstanding                             243.2       253.2
Period End Outstanding                          240.8       253.3

BALANCE SHEET AVERAGES:
- ----------------------
Loans                                       $  77,954   $  74,481
Securities                                  $  27,736   $  26,406
Total Assets                                $ 175,467   $ 164,152
Deposits                                    $  95,796   $  97,093
Long-Term Debt                              $   7,855   $   8,498
Stockholders' Equity                        $  10,739   $  11,166

PERFORMANCE RATIOS: (Average Balances) (b)
- ------------------
Return on Assets                                  0.89%      0.79%
Return on Common Stockholders' Equity            15.50%     12.24%
Return on Total Stockholders' Equity             14.54%     11.59%

CAPITAL RATIOS AT MARCH 31:
- --------------------------
Total Stockholders' Equity to Assets               5.8%       6.6%
Common Stockholders Equity to Assets               5.0%       5.6%
Tier 1 Leverage (c)                                5.8%       6.2%
Risk Based Capital: (c)
  Tier 1 (4.0% required)                           8.0%*      8.3%
  Total  (8.0% required)                          12.0%*     12.5%

[FN]
(a)In the third quarter of 1994, the Corporation increased its quarterly common stock dividend to $0.44 per share from $0.38 per share.
(b)Performance ratios are based on annualized net income amounts.
(c)The amounts exclude the net unfavorable impact on stockholders' equity of $472 million in 1995 and $192 million in 1994, resulting from the adoption of SFAS 115.

*Estimated

                             UNAUDITED

           CHEMICAL BANKING CORPORATION and Subsidiaries
                 CONSOLIDATED STATEMENT OF INCOME
               (in millions, except per share data)

                                         Three Months Ended,
                                    ------------------------------
                                    March 31,   Dec. 31, March 31,
                                         1995       1994     1994
                                    ---------   -------- --------
INTEREST INCOME
Loans                                 $ 1,661   $  1,575 $  1,307
Securities                                505        445      416
Trading Assets                            199        177      173
Federal Funds Sold and Securities
  Purchased Under Resale Agreements       219        178      100
Deposits with Banks                        82         91       94
                                       ------     ------   ------
   Total Interest Income                2,666      2,466    2,090
                                       ------     ------   ------
INTEREST EXPENSE
Deposits                                  851        718      520
Short-Term and Other Borrowings           519        444      292
Long-Term Debt                            140        135      135
                                       ------     ------   ------
   Total Interest Expense               1,510      1,297      947
                                       ------     ------   ------
NET INTEREST INCOME                     1,156      1,169    1,143
Provision for Losses                      120         85      205
                                       ------     ------   ------
NET INTEREST INCOME AFTER
  PROVISION FOR LOSSES                  1,036      1,084      938
                                       ------     ------   ------
NONINTEREST REVENUE
Trust and Investment Management Fees       91         99      110
Corporate Finance and Syndication Fees    119        133       82
Service Charges on Deposit Accounts        74         78       69
Fees for Other Banking Services           294        294      290
Trading Revenue                            56         45      185
Securities Gains (Losses)                 (18)         1       46
Other Revenue                             254        165      149
                                       ------     ------   ------
   Total Noninterest Revenue              870        815      931
                                       ------     ------   ------
NONINTEREST EXPENSE
Salaries                                  546        571      518
Employee Benefits                         107        110      119
Occupancy Expense                         135        142      146
Equipment Expense                         101        107       84
Foreclosed Property Expense                (7)         2       35
Other Expense                             364        401      374
                                       ------     ------   ------
   Total Noninterest Expense Before
     Restructuring Charge               1,246      1,333    1,276
Restructuring Charge                       --        260       48
                                       ------     ------   ------
   Total Noninterest Expense            1,246      1,593    1,324
                                       ------     ------   ------
INCOME BEFORE INCOME TAX EXPENSE AND
  EFFECT OF ACCOUNTING CHANGE             660        306      545
Income Tax Expense                        264        127      226
                                       ------     ------   ------
INCOME BEFORE EFFECT OF
  ACCOUNTING CHANGE                       396        179      319
Effect of Change in Accounting
  Principle                               (11)(a)     --       --
                                       ------     ------   ------
NET INCOME                            $   385    $   179  $   319
                                       ======     ======   ======
NET INCOME APPLICABLE TO COMMON STOCK $   355    $   149  $   287
                                       ======     ======   ======
PER COMMON SHARE:
  Income Before Effect of
    Accounting Change                 $  1.51    $  0.63  $  1.13
  Effect of Change in Accounting
    Principle                           (0.05)(a)     --       --
                                       ------     ------   ------
  Net Income                          $  1.46    $  0.63  $  1.13
                                       ======     ======   ======
AVERAGE COMMON SHARES OUTSTANDING       243.2      244.5    253.2


[FN]
(a)On January 1, 1995, the Corporation adopted SFAS 106 for the accounting for other postretirement benefits relating to the Corporation's foreign plans.

                             UNAUDITED
           CHEMICAL BANKING CORPORATION and Subsidiaries
                    NONINTEREST REVENUE DETAIL
                           (in millions)


                                          Three Months Ended
                                    ------------------------------
                                    March 31, Dec. 31,  March 31,
                                         1995     1994       1994
                                    --------- --------  ---------
TRUST AND INVESTMENT MANAGEMENT FEES:
Personal Trust Fees                    $   50   $   50     $   53
Corporate and Institutional Trust Fees     31       40         46
Other, primarily Foreign
  Asset Management                         10        9         11
                                       ------   ------     ------
   Total                               $   91   $   99     $  110
                                       ======   ======     ======

FEES FOR OTHER BANKING SERVICES:
Credit Card Services Revenue           $   80   $   86     $   75
Fees in Lieu of Compensating Balances      47       47         58
Commissions on Letters of Credit
  and Acceptances                          41       35         37
Loan Commitment Fees                       24       20         22
Mortgage Servicing Fees                    23       22         16
Other Fees                                 79       84         82
                                       ------   ------     ------
   Total                               $  294   $  294     $  290
                                       ======   ======     ======

TRADING REVENUE:
Interest Rate Contracts                $   19   $   73     $   88
Foreign Exchange Revenue                   75       (4)(a)     45
Debt Instruments and Other                (38)     (24)        52
                                       ------   ------     ------
   Total                               $   56   $   45     $  185
                                       ======   ======     ======


OTHER REVENUE:
Revenue from Equity-Related Investments $ 107 $ 127 $ 83 Net Gains on Emerging Markets
  Bond Sales                               --        2         45
All Other Revenue                         147       36         21
                                       ------   ------     ------
   Total                               $  254   $  165     $  149
                                       ======   ======     ======

[FN]
(a)Reflects $70 million reduction as a result of losses sustained from unauthorized foreign exchange transactions involving the
   Mexican peso.
===================================================================

           CHEMICAL BANKING CORPORATION and Subsidiaries
                    NONINTEREST EXPENSE DETAIL
                           (in millions)

                                          Three Months Ended
                                    -----------------------------
                                    March 31, Dec. 31,  March 31,
                                         1995     1994       1994
                                    ---------  -------  ---------
OTHER EXPENSE:
Professional Services                  $   54   $   65     $   46
Marketing Expense                          43       44         40
FDIC Assessments                           37       38         42
Telecommunications                         32       32         30
Amortization of Intangibles                28       30         29
All Other                                 170      192        187
                                       ------   ------     ------
   Total                               $  364   $  401     $  374
                                       ======   ======     ======

                             UNAUDITED

           CHEMICAL BANKING CORPORATION and Subsidiaries
                    CONSOLIDATED BALANCE SHEET
                           (in millions)


                                       March 31,      March 31,
                                            1995           1994
                                       ---------      ---------
ASSETS
Cash and Due from Banks                $   7,819      $   8,286
Deposits with Banks                        2,718          3,886
Federal Funds Sold and Securities
   Purchased Under Resale Agreements      15,044         11,722
Trading Assets:
   Debt and Equity Instruments            10,900         13,357
   Risk Management Instruments            29,977         17,136
Securities:
   Held-to-Maturity                        8,442          9,526
   Available-for-Sale                     19,407         17,860
Loans (Net of Unearned Income)            80,369         74,661
Allowance for Credit Losses               (2,455)        (2,991)
Premises and Equipment                     2,140          2,004
Due from Customers on Acceptances          1,083          1,109
Accrued Interest Receivable                1,224            986
Assets Acquired as Loan Satisfactions         61            834
Assets Held for Accelerated Disposition      402             --
Other Assets                               8,150          7,661
                                       ---------      ---------
    TOTAL ASSETS                       $ 185,281      $ 166,037
                                       =========      =========

LIABILITIES
Deposits:
   Demand (Noninterest Bearing)        $  19,515      $  21,473
   Time and Savings                       45,945         49,939
   Foreign                                29,961         23,709
                                       ---------      ---------
      Total Deposits                      95,421         95,121
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements         23,362         16,016
Other Borrowed Funds                      11,981         13,348
Acceptances Outstanding                    1,086          1,112
Accounts Payable and Accrued Liabilities   2,323          2,158
Other Liabilities                         32,608         18,874
Long-Term Debt                             7,709          8,447
                                       ---------      ---------
     TOTAL LIABILITIES                   174,490        155,076
                                       ---------      ---------

STOCKHOLDERS' EQUITY
Preferred Stock                            1,450          1,654
Common Stock                                 255            254
Capital Surplus                            6,578          6,565
Retained Earnings                          3,523          2,692
Net Unrealized Loss on Securities
  Available-for-Sale, Net of Taxes          (472)          (192)
Treasury Stock, at Cost                     (543)(a)        (12)
                                       ---------      ---------
     TOTAL STOCKHOLDERS' EQUITY           10,791         10,961
                                       ---------      ---------
     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY            $ 185,281      $ 166,037
                                       =========      =========

[FN]
(a)During the 1995 first quarter, the Corporation repurchased 3.9 million shares of its common stock in the open market under a previously announced plan to repurchase up to 6 million shares in 1995. This follows a buyback program of 10 million shares completed in 1994.

                             UNAUDITED

           CHEMICAL BANKING CORPORATION and Subsidiaries
                 CONSOLIDATED STATEMENT OF CHANGES
                      IN STOCKHOLDERS' EQUITY
                           (in millions)

                                              Three Months Ended
                                                  March 31,
                                             ---------------------
                                                1995         1994
                                             -------      -------

BALANCE AT JANUARY 1,                        $10,712     $ 11,164
                                             --------    --------

Net Income                                       385          319
Dividends Declared:
  Preferred Stock                                (30)         (32)
  Common Stock                                  (105)         (96)
Issuance of Common Stock                          34           13
Restricted Stock Granted,
  Net of Amortization                              1           --
Net Changes in Treasury Stock                   (182)(a)       --
Net Change in the Fair Value of
  Available-for-Sale Securities,
    Net of Taxes                                 (34)        (407)
Accumulated Translation Adjustment                10           --
                                             --------    --------
  Net Change in Stockholders' Equity              79         (203)
                                             --------    --------

BALANCE AT MARCH 31,                         $10,791     $ 10,961
                                             ========    ========
[FN]
(a)During the 1995 first quarter, the Corporation repurchased
   3.9 million shares of its common stock in the open market under a previously announced plan to repurchase up to 6 million shares in 1995. This follows a buyback program of 10 million shares completed in 1994.


                                    UNAUDITED

                    CHEMICAL BANKING CORPORATION and Subsidiaries
                   LOAN PORTFOLIO AND ALLOWANCE RELATED INFORMATION
                          (in millions, except ratios)

                                               Loans Outstanding               Nonperforming Assets
                                             -----------------------           --------------------

                                                   March 31,                        March 31,
                                             -----------------------           --------------------
                                                 1995           1994             1995          1994
                                             --------        --------          -------       ------

Domestic Commercial:
   Commercial Real Estate                     $ 5,663        $ 6,950           $  213        $  672
   Other Commercial                            25,251         23,974              378           756
                                              -------        -------           ------        ------
     Total Commercial Loans                    30,914         30,924              591         1,428
                                              -------        -------           ------        ------
Domestic Consumer:
   Residential Mortgage                        14,053         12,438              114           155
   Credit Card                                  9,454          7,269               --            --
   Other Consumer                               7,364          6,455               13            26
                                              -------        -------           ------        ------
     Total Consumer Loans                      30,871         26,162              127           181
                                              -------        -------           ------        ------
Total Domestic Loans                           61,785         57,086              718         1,609
Foreign (a)                                    18,584         17,575              351           760
                                              -------        -------           ------        ------
Total Loans                                   $80,369        $74,661            1,069         2,369
                                              =======        =======
Assets Acquired as Loan Satisfactions                                              61           834
                                                                               ------        ------
Total Nonperforming Assets                                                     $1,130        $3,203
                                                                               ======        ======
ASSETS HELD FOR ACCELERATED DISPOSITION                                        $  402        $   --
                                                                               ======        ======




                                                                                Three Months Ended
                                                                                    March 31,
                                                                               ---------------------
                                                                                 1995          1994
                                                                               ------        ------
ALLOWANCE FOR CREDIT LOSSES:
Balance at Beginning of Period                                                 $2,480        $3,020
Provision for Losses                                                              120           205
Net Charge-Offs:
   Domestic Commercial:
     Commercial Real Estate                                                        (1)          (75)
     Other Commercial                                                             (38)          (50)
                                                                               ------        ------
       Total Commercial                                                           (39)         (125)
                                                                               ------        ------
   Domestic Consumer:
     Residential                                                                  (11)           (3)
     Credit Card                                                                  (91)          (82)
     Other Consumer                                                                (9)           (5)
                                                                               ------        ------
       Total Consumer                                                            (111)          (90)
                                                                               ------        ------
   Total Domestic Net Charge-offs                                                (150)         (215)
   Foreign (a)                                                                      5           (21)
                                                                               ------        ------
   Total Net Charge-offs                                                         (145)         (236)
Other                                                                              --             2
                                                                               ------        ------
    Total Allowance for Credit Losses                                          $2,455        $2,991
                                                                               ======        ======

ALLOWANCE COVERAGE RATIOS:
Allowance for Credit Losses to:
   Loans at Period-End                                                            3.05%        4.01%
   Average Loans                                                                  3.15%        4.02%
   Nonperforming Loans                                                          229.65%      126.26%


(a)Included in Foreign are loans outstanding, nonperforming assets, net charge-offs, and losses on sales and swaps previously classified as LDC. Previously reported amounts have been reclassified to conform with the March 31, 1995 presentation.

                                    UNAUDITED
                    CHEMICAL BANKING CORPORATION and Subsidiaries
                Average Consolidated Balance Sheet, Interest and Rates
                 (Taxable-Equivalent Interest and Rates; in millions)

                                                    Three Months Ended                          Three Months Ended
                                                      March 31, 1995                              March 31, 1994
                                          -------------------------------------       --------------------------------------
                                            Average                         Rate         Average                         Rate
                                            Balance       Interest  (Annualized)         Balance      Interest   (Annualized)
                                            -------       --------  ------------         -------      --------   ------------
ASSETS
Deposits with Banks                      $    4,737       $     82       7.06%        $    5,153      $     94      7.37%
Federal Funds Sold and
  Securities Purchased
  Under Resale Agreements                    14,440            219       6.14%            11,887           100      3.42%
Trading Assets                               10,910            199       7.41%            11,877           173      5.92%
Securities:
  Held-to-Maturity                            8,528            149       7.07%            10,178           175      6.97%
  Available-for-Sale                         19,208            360       7.60%            16,228           242      6.04%
Loans                                        77,954          1,665       8.66%            74,481         1,311      7.14%
                                          ---------       --------                     ---------      --------
Total Interest-Earning
  Assets                                    135,777       $  2,674       7.99%           129,804      $  2,095      6.54%
Allowance for Credit Losses                  (2,487)                                      (3,086)
Cash and Due from Banks                       7,539                                        8,833
Risk Management Instruments                  21,611                                       15,393
Other Assets                                 13,027                                       13,208
                                          ---------                                    ---------
  Total Assets                           $  175,467                                   $  164,152
                                          =========                                    =========
LIABILITIES
Domestic Retail Deposits                 $   41,338       $    368       3.61%        $   46,047      $    248      2.18%
Domestic Negotiable
  Certificates of Deposit
  and Other Deposits                          5,912             82       5.63%             5,450            46      3.43%
Deposits in Foreign Offices                  28,096            401       5.77%            22,971           226      3.99%
                                          ---------       --------                     ---------      --------
  Total Time & Savings
    Deposits                                 75,346            851       4.58%            74,468           520      2.83%
                                          ---------       --------                     ---------      --------
Short-Term and Other Borrowings:
  Federal Funds Purchased and
    Securities Sold Under
    Repurchase Agreements                    23,194            333       5.83%            16,060           137      3.47%
  Commercial Paper                            3,323             47       5.74%             2,408            21      3.55%
  Other Borrowings                            8,219            139       6.82%             9,665           134      5.61%
                                          ---------       --------                     ---------      --------
    Total Short-Term and
      Other Borrowings                       34,736            519       6.06%            28,133           292      4.21%
Long-Term Debt                                7,855            140       7.24%             8,498           135      6.43%
                                          ---------       --------                     ---------      --------
Total Interest-
  Bearing Liabilities                       117,937          1,510       5.19%           111,099           947      3.46%
                                          ---------       --------                     ---------      --------
Demand Deposits                              20,450                                       22,625
Risk Management Instruments                  20,688                                       13,068
Other Liabilities                             5,653                                        6,194
                                          ---------                                    ---------
  Total Liabilities                         164,728                                      152,986
                                          ---------                                    ---------
STOCKHOLDERS' EQUITY
Preferred Stock                               1,450                                        1,654
Common Stockholders' Equity                   9,289                                        9,512
                                          ---------                                    ---------
  Total Stockholders' Equity                 10,739                                       11,166
                                          ---------                                    ---------
  Total Liabilities and
    Stockholders' Equity                 $  175,467                                   $  164,152
                                          =========                                    =========
INTEREST RATE SPREAD                                                     2.80%                                      3.08%
                                                                         =====                                      =====
NET INTEREST INCOME AND NET
  YIELD ON INTEREST-EARNING
  ASSETS                                                  $  1,164       3.48%                        $  1,148      3.59%
                                                          ========       =====                        ========      =====
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